                                                                    EXHIBIT 10.7


THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE FEDERAL ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


                           NEW ENGLAND AUDIO CO., INC.


                              Common Stock Warrant

     NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HiFi Buys Incorporated, a Georgia corporation ("HiFi Buys"), or its permitted assigns under the terms of this warrant (HiFi Buys or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to acquire from the Company, at a purchase price per share of $5.30 (the "Purchase Price"), at any time or from time to time on or after the date hereof and prior to 5:00 P.M., Boston time, on the Expiration Date, 160,000 fully paid and non-assessable shares of the Company's Common Stock, no par value (the "Common Stock," such shares of Common Stock, in each case as the number of such shares may be adjusted from time to time pursuant to Section 2.4 and the provisions of the Company's Articles of Organization, are herein referred to as the "Warrant Shares").

     Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 5 hereof.

SECTION l. EXERCISE OF WARRANT.

       1.1. EXERCISE. Subject to Section 10, this Warrant may be converted or exercised by Holder, in whole or in part (but not for less than 10% of the Warrant Shares issuable under this Warrant, or the remaining Warrant Shares, if less than such amount), at any time and from time to time by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Holder, to the Company at its principal office and accompanied by payment in full, in cash or by check payable to the order of the Company, in the amount of the aggregate Purchase Price for the Warrant Shares covered by such exercise. In lieu of exercising this Warrant pursuant to the immediately preceding sentence, the Holder shall have the right to require the Company to convert this Warrant, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrendering this Warrant to the Company accompanied by the form conversion notice (in the form attached hereto as Exhibit B) which has been duly completed and signed. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value this Warrant (or the portion thereof being converted) at the time the Conversion Right is exercised determined by subtracting the aggregate Purchase Price for the Warrant (or such portion thereof being converted) immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the Current Market Price Per Share) of that number of Warrant Shares purchasable upon exercise of this Warrant (or such portion thereof) immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to this Warrant) by (y) the Current Market Price Per Share of one share of Common Stock immediately prior to the exercise of the Conversion Right. Any references in this Warrant to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include (without limitation) any exercise of the Conversion Right. In the event this Warrant is not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Warrant of like tenor in the name of Holder, reflecting such adjusted Warrant Shares.

       1.2. DELIVERY OF STOCK CERTIFICATES. Subject to Section 12, promptly upon exercise of this Warrant in full or in part, the Company will issue and deliver to Holder, a certificate or certificates, in such name or names as such Holder may designate, for the number of fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise.

       1.3. FRACTIONAL SHARES. This Warrant may not be exercised as to fractional shares of Common Stock.


SECTION 2. CERTAIN OBLIGATIONS OF THE COMPANY.

       2.1. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for the purpose of effecting the exercise of this Warrant, a number of shares of Common Stock equal to the total number of Warrant Shares then issuable upon the exercise of this Warrant. The Company will from time to time, in accordance with the laws of its state of incorporation take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

       2.2. CORPORATE ACTIONS. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement and the Company's Articles of Organization, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof (other than income taxes, if any, related to ordinary income attributable to the Holder) and from all liens, charges and security interests. The Company will not, by amendment of its Articles of Organization or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Company's Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock upon the exercise of the Warrants from time to time outstanding, including, without limitation, amending its Articles of Organization, and (c) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of any Warrants if the total number of shares of the Company's Common Stock (or other securities) issuable after such action upon the exercise of all of the then-outstanding Warrants would exceed the total number of shares of the Company's Common Stock (or other securities) then authorized by the Company's Articles of Organization and available for purpose of issuance upon such exercise.

       2.3. MAINTENANCE OF OFFICE. The Company will maintain an office at 40 Hudson Road, Canton, Massachusetts 02021, where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

       2.4.   ADJUSTMENT OF WARRANT SHARES PURCHASABLE.

       (a) The number of Warrant Shares which may be acquired upon the exercise or conversion of this Warrant and the Purchase Price of such shares are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 2.4 at any time or from time to time after the date hereof and prior to the Expiration Date.

       (b) If the Company shall (i) declare a dividend on the Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) split or subdivide the outstanding Common Stock or
(iii) combine the outstanding Common Stock into a smaller number of shares, each Warrant outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the Holder to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such Holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination at a Purchase Price adjusted for such change in the number of shares purchasable. Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, each Warrant outstanding shall again entitle the Holder thereof to receive the number of shares of Common Stock as would have been the case had such dividend not been declared. If at any time, as a result of an adjustment made pursuant to this subsection 2.4(b), the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 2.4, and the provisions of this Warrant with respect to the Warrant Shares shall apply on like terms to such other shares.

       (c) In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, cash or other assets, each Warrant outstanding on the date of such distribution shall thereafter entitle the Holder to receive a number of shares of Common Stock, at a Purchase Price adjusted for such change in the number of shares purchasable, equal to the product of (i) the number of shares of Common Stock to which the Holder was entitled immediately prior to such date of distribution and (ii) a fraction of which the numerator shall be the then Current Market Price Per Share of Common Stock on such date and of which the denominator shall be the then Current Market Price Per Share of Common Stock on such date less the fair market value, of the portion of the assets or evidences of indebtedness, or the portion of the cash, so to be distributed applicable to one share of then-outstanding Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed) and, if such distribution is not so made, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock as would have been the case had such date of distribution not been fixed.

       (d) In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be exercisable upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities or assets to which the Holder (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 2.4 with respect to the rights thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants.

       (e) If any event occurs, as to which, in the sole good faith opinion of the Board of Directors of the Company, the other provisions of this Section
2.4 are not strictly applicable or (if strictly applicable) would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors may make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing or increasing the number of shares of Common Stock purchasable upon the exercise of this Warrant from that which would otherwise be determined pursuant to this Section 2.4.

       (f)    Anything in this Section 2.4 to the contrary notwithstanding:

              (1) the Company shall be entitled, but not required, to make such increases in the number of Warrant Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 2.4, as it in its sole discretion may determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash or any shares of Common Stock at less than the Current Market Price Per Share, or any issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock or any stock dividend, or any issuance of rights, options or warrants referred to hereinabove in this Section 2.4, hereinafter made by the Company to the holders of its Common Stock shall not be taxable to them; and

              (2) no adjustment in the number of Warrant Shares purchasable shall be required in the event the Company pays a cash dividend to holders of Common Stock; provided that the Company also pays a cash dividend to the Holders which dividend shall be calculated as if the Warrant had been exercised.

              2.5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to Holder as follows:

       (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to execute, deliver and perform this Warrant and all documents and agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to conduct business as a foreign corporation in every jurisdiction in which its ownership or lease of property or conduct of its business makes such qualification necessary, except for such jurisdictions in which the Company's failure to be so qualified, individually or together with any other failure to qualify, would not materially impair the Purchaser's ability to perform its obligations hereunder. The execution and delivery of this Warrant and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action and, assuming the due execution of this Warrant by HiFi Buys, this Warrant constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditor's rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

       (b) Neither the execution and delivery by the Company of this Warrant or all documents and agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby: (i) violates or will violate any Law applicable to the Company; (ii) violates or will violate any order, writ, judgment, injunction or decree applicable to the Company; (iii) results or will result in a breach of or default under the Articles of Organization or bylaws of the Company, or (iv) conflicts or will conflict with or results or will result in any breach of any contract, agreement or other commitment of the Company. No consent, authorization or approval from, or registration or filing with, any governmental entity or third party (not obtained or made as of the date hereof) is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Warrant or all documents and agreements contemplated hereby or the consummation by the Company of the transactions contemplated hereby or thereby.

       (c) The Company has authorized capital stock as set forth on Schedule I hereto. Except as set forth on Schedule I hereto, and with the exception of this Warrant, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Company may be or become obligated to issue, sell or transfer shares of its capital stock or other securities.

SECTION 3.  NOTICE OF CERTAIN EVENTS.

       If at any time:

       (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

       (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class;

       (c) there shall be any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

       (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions;

then, in any one or more of such cases, the Company shall give Holder written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by the Holder in respect thereto and/or any adjustment which would be made to the number of Warrant Shares obtainable upon the exercise of this Warrant as a result of such transaction. The Company shall also furnish to each Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. Such written notice shall be given not less than 20 days prior to the record date with respect thereto. Upon the effectiveness of such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be, this Warrant shall terminate and cease to be exercisable.

SECTION 4. REGISTRATION RIGHTS.

       4.1. General. For purposes of this Section 4, the terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 (the "Federal Act") and the declaration or ordering of effectiveness of such registration statement.

       4.2. Company Registration. If at any time the Company proposes to register any of its Common Stock under the Federal Act in connection with an initial public offering of such securities for its own account or for the accounts of its shareholders, except pursuant to a registration statement filed on Form S-8 or Form S-4 or any successor forms which may be used for transactions of the type currently contemplated in the instructions to such forms, the Company shall, not later than thirty (30) days before filing the registration statement with respect thereto, give Holder and each holder of Warrant Shares (a "Warrant Shareholder") written notice of such proposal by registered mail. Upon the written request of any such Holder or Warrant Shareholder (each a "Selling Holder" and collectively, "Selling Holders") given within fifteen (15) days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Federal Act in connection with such initial public offering all of the Warrant Shares that any Selling Holder has requested be registered; PROVIDED that if the managing underwriter(s) advises the Selling Holders in writing that the total amount of securities which they, the Company and all other Persons holding Other Registration Rights intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered for the accounts of each Selling Holder and all other Persons exercising piggy-back registration rights in such offering shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s).

       Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 4.2 without incurring liability to any Selling Holder on account of such withdrawal and shall not be under any obligation to complete any offering.

       4.3. LOCK-UP AGREEMENTS, ETC. If requested by the managing underwriter in connection with an offering of Common Stock, each Holder and Warrant Shareholder shall agree that it will not, for a period of seven (7) days prior to and 90 days following, the effective date of a registration statement for the offering of the Common Stock, or any other period reasonably requested by the managing underwriter, offer or sell any of the Warrant Shares without the prior consent of the managing underwriter.

       4.4. OBLIGATIONS OF THE COMPANY. Subsequent to the other provisions of this Section 4, whenever required hereunder to use its best efforts to effect the registration of any Warrant Shares, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement on the appropriate form with respect to such Warrant Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective: (i) in the case of an underwritten offering, for such period as is required by the underwriter for such offering or (ii) in the case of an offering not underwritten, until the Selling Holders have informed the Company in writing that the distribution of their securities has been completed, but in no event longer than 180 days plus any period during which the Selling Holders are obligated to refrain from selling because the Company is required to amend or supplement the prospectus.

              (b) Prepare and file with the SEC such amendments and supplements (including post-effective amendments and supplements) to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Federal Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to each Selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Federal Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Shares owned by it.

              (d) Notify each Selling Holder if, at any time when a prospectus relating to such Warrant Shares is required to be delivered under the Federal Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Warrant Shares would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Federal Act and prepare and furnish to all sellers as promptly as possible, and in any event within ninety (90) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus to correct such statement or omission or effect such compliance.

              (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as the Selling Holders may reasonably request for the distribution of the securities covered by the registration statement; provided that the Company shall not be required to qualify as a foreign corporation in any state where it is not then otherwise required to qualify.

              (f) Use its reasonable best efforts to keep the Selling Holders informed of the Company's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such Selling Holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following promptly after learning of the same: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (C) of the suspension of the qualification of any Warrant Shares included in such registration statement for sale in any jurisdiction.

              (g) Make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section 11 (a) of the Federal Act and Rule 158 thereunder.

              (h) Cooperate with the Selling Holders and the underwriters, if any, of such Warrant Shares; give each Selling Holder, and the underwriters, if any, of such Warrant Shares and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Company with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Federal Act and, in the event that Warrant Shares are to be sold in an underwritten offering, enter into an underwriting agreement with the underwriters and the Selling Holders containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Company and a customary "comfort" letter from the Company's independent public accountants; provided, however, that nothing contained in this Warrant shall limit the Company's right to terminate any such offering of its Common Stock at any time.

              (i) Provide a CUSIP number for all Warrant Shares not later than the effective date of the registration statement.

              (j) Take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Warrant Shares to be included in any such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock).

              (k) Provide a transfer agent for the Warrant Shares no later than the effective date of the first registration of any Warrant Shares.

       4.5. FURNISH INFORMATION. Each Selling Holder shall furnish to the Company such information regarding it and the Warrant Shares held by it and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

       4.6. EXPENSES. All expenses incurred in connection with registrations pursuant to this Section 4, excluding (a) underwriters' discounts and commissions (which shall be paid ratably by all holders of securities subject to such registrations) and (b) fees and disbursements of counsel to the Selling Holders (which shall be paid by such Selling Holders which consent to such counsel's employment) but including all registration and qualification fees, transfer taxes, printers' and accounting fees (including the entire expense of any audits required by the Federal Act), fees and disbursements of counsel for the Company, shall be paid by the Company.

       4.7. INDEMNIFICATION. In the event any Warrant Shares are included in a registration statement:

       (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, any underwriter, and each person, if any, who controls such Selling Holder or any such underwriter within the meaning of the Federal Act, against any losses, claims, damages or liabilities and legal and other expenses, joint or several, to which they may become subject under the Federal Act or otherwise, insofar as such losses, claims, damages or liabilities and legal and other expenses (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a registration statement under which Warrant Shares were registered including, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Federal Act or state securities (or so-called "Blue Sky") laws, or regulations promulgated thereunder, of any jurisdiction applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration or such offering; and will reimburse such Selling Holder, and each such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that was furnished for use in connection with such registration by such Selling Holder.

       (b) To the extent permitted by law, each Selling Holder will, severally but not jointly, indemnify and hold harmless the Company, each of its officers, directors, agents, employees, each person, if any, who controls the Company within the meaning of the Federal Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any of its officers, directors, agents, employees, each person, if any, who controls the Company within the meaning of the Federal Act, may become subject under the Federal Act, state securities (or so-called "Blue Sky") laws or otherwise, insofar as any such loss, claim, damage, or liability arises solely out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, that was furnished for use in connection with such registration by such Selling Holder; provided, however, that the liability of any Selling Holder shall be limited to the amount of proceeds received by such Selling Holder in the offering or by the amount such Selling Holder would have received if the offering is terminated.

       (c)    Promptly after receipt by a indemnified party under this Section
4.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel selected by such party, but the failure to notify the indemnifying party promptly of the commencement of any such action will not relieve the indemnifying party of any liability that it may have to any indemnified party, unless and to the extent that the indemnifying party is actually and materially prejudiced by such failure. If any such action is against both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or that its interests conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party.

       4.8. TRANSFER OF REGISTRATION RIGHTS. The registration rights of Holder may not be transferred to any transferee except in connection with a transfer of this Warrant or of Warrant Shares permitted under Section 8 below.

SECTION 5. DEFINITIONS

       As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

       5.1 The term "COMMON STOCK" includes the Company's Common Stock, without par value per share, and any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

       5.2 "COMPOSITE TRANSACTIONS TAPE" shall mean a security price reporting service that includes all transactions in a security on each of the exchanges and in the over-the-counter market.

       5.3 "CURRENT MARKET PRICE PER SHARE" shall mean, with respect to any of the Common Stock, as of any particular date of determination:

              (i) if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 30 consecutive trading days immediately prior to such date as reported on the Composite

       Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period); or

              (ii) if the Common Stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of such Common Stock, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), on the principal national securities exchange on which such Common Stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange; or

              (iii) if the Common Stock is not then reported on the Composite Transaction Tape but is then traded on the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 30 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 30-day period), as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if no so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose; or

              (iv) if no such prices are then furnished, the higher of (x) the Exercise Price and (y) the fair market value of a share of the Common Stock as determined by agreement between the holders of a majority of the Warrants and the Company or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Company (in either case the cost of which engagement will be divided equally between the Company and the holders of a majority of the Warrants).

       5.4 The term "EXPIRATION DATE" shall mean the earlier of (x) the fifth anniversary of the date of the closing of an initial public offering of the Common Stock and (y) the date ten years after the date hereof.

       5.5 The term "FAIR MARKET VALUE PER SHARE OF THE WARRANT" shall mean the difference between the Current Market Price Per Share and the Purchase Price.

       5.6 The term "OTHER REGISTRATION RIGHTS" shall mean rights to register shares of Common Stock granted to any Person (other than rights granted under this Warrant) by the Company at any time prior to the date hereof or on or after the date hereof.

       5.7 The term "WARRANT SHARES" shall mean the shares of Common Stock from time to time issued upon exercise of this Warrant.

       5.8 The term "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

SECTION 6. REPLACEMENT OF WARRANTS.

       Upon (a) surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant and (b) in the case of any loss, theft or destruction of this Warrant, if requested, receipt of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, then, the Company, at its expense, shall execute and deliver, in lieu of and in replacement of this Warrant, a Warrant identical in form to this Warrant.

SECTION 7. REMEDIES.

       The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder. Such remedies and all other remedies provided for in this Warrant shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant.

SECTION 8. TRANSFER.

       This Warrant and Warrant Shares issued hereunder shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Federal Act or such sale is made pursuant to an exemption from registration.

       Until transfer hereof on the registration books of the Company, the Company may treat the existing registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and the rights hereunder, by acceptance thereof, agrees to assume all of the obligations of Holder and to be bound by all of the terms and provisions of this Warrant.

SECTION 9. NOTICES.

       Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid (iii) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the registration books referred to in Section 8 or, if to the Company, to its office maintained pursuant to Section 2.2.

SECTION 10. LIMITATIONS ON EXERCISE.

       Notwithstanding any other provision of this Warrant, the Holder shall not have the right to exercise or convert this Warrant into or for Warrant Shares Except upon one or more of the following events: (a) the consummation of a public offering of the Company's Common Stock; (b) the sale of all or substantially all of the issued and outstanding capital stock of the Company by the Company's stockholders to the same purchaser or group of purchasers in a single transaction or series of related transactions; (c) a merger or consolidation of the Company into or with another entity where the surviving or resulting entity is not the Company and where, as part of such merger or consolidation, the stockholders of the Company, including the Holder upon any such exercise and conversion, receive equity securities of, or other consideration from, the surviving or resulting entity in exchange for their capital stock of the Company; (d) the liquidation or dissolution of the Company; or (e) a transaction requiring or allowing such exercise or conversion pursuant to and in accordance with Section 11.1 or Section 11.2. The right to exercise or convert this Warrant upon the occurrence of the foregoing transactions or events shall not be exercisable until immediately after the closing of the foregoing events, and the Holder shall not be entitled to vote as a stockholder with respect to, or otherwise object to, any such transaction. In the event that this Warrant is not exercised or converted upon the closing of the transactions or events described in (b) through (e) above, this Warrant shall terminate and shall be null and void in all respects.

SECTION 11. DRAG-ALONG RIGHTS AND TAG-ALONG RIGHTS.

       11.1 DRAG-ALONG RIGHTS. If at any time one or more stockholders of the Company alone or together holding a majority of the then issued and outstanding capital stock of the Company have agreed to sell, assign or otherwise transfer such capital stock of the Company (a "Transfer of Control") so held by such stockholders (the "Majority Stockholders") to the same purchaser or group of purchasers (collectively, the "Purchaser"), then such Majority Stockholders shall have the right, but not the obligation, upon written notice to the Holder, to require the Holder to: (a) sell, assign or transfer this Warrant and all Warrant Shares held by the Holder to such Purchaser, (b) exercise and convert this Warrant in full and sell, assign and transfer and all Warrant Shares held by the Holder prior to such exercise or conversion together with all Warrant Shares issuable to the Holder as a result of such exercise and conversion to such Purchaser; or (c) exercise and convert this Warrant in part and sell, assign and transfer this Warrant and all Warrant Shares issuable to the Holder as a result of such partial exercise or conversion to such Purchaser; provided, however, that in no event shall the Holder be required to exercise this warrant if the Current Market Price Per Share is less than the Purchase Price. Any such sale, assignment or transfer by the Holder of this Warrant or any Warrant Shares to the Purchaser shall be on the same substantive economic terms and conditions applicable to the Transfer of Control. In such event, the Holder will take such necessary and appropriate actions as shall be required to implement such sale, assignment or transfer in accordance with such reasonable terms as are agreed to by the Majority Stockholders and the Purchaser. If at the end of 180 days following the date such Holder was notified of such sale assignment or transfer the Majority Stockholders have not completed such transaction, the Holder shall be released from his obligations pursuant to this Section 11.1.

       11.2. TAG-ALONG RIGHTS. In the event of a proposed Transfer of Control where (i) the Majority Stockholders have not exercised their rights to require the sale, assignment or transfer by the Holder of this Warrant or any Warrant Shares as part of such Transfer of Control pursuant to Section 11.1,, and (ii) the Purchaser has not offered to purchase the Warrant and any Warrant Shares at the same price per share and upon the same terms and conditions as are available to the Majority Stockholders; the Holder will have the right, upon written notice to the Majority Stockholders, to require the Purchaser, as a condition precedent or concurrent to such Transfer of Control, to purchase or otherwise acquire at the same price per share and upon the same terms and conditions as to be paid and given to the Majority Stockholders, such number of his Warrant Shares equal to the product of (a) all shares to be included in the Transfer of Control multiplied by (b) a fraction, the numerator of which is the total number of Warrant Shares then owned by the Holder and the denominator of which is the total number of shares of Common Stock outstanding, taking into account all shares then issuable upon conversion of all outstanding warrants, options, and other rights as of such date, including without limitation this warrant; if (1) the Holder exercises and converts this Warrant in full concurrently with or immediately prior to such Transfer of Control, and (2) the Holder agrees to take such actions and execute such documents as shall be reasonably necessary in order to consummate such proposed Transfer of Control; provided, however, that in no event shall the Holder be required to assume joint liability with the Majority Stockholders pursuant to the terms of any agreement related to such Transfer of Control or be liable for any amounts in excess of the proceeds received by such Holder pursuant to this Section 11.2 on consummation of any such Transfer of Control by way of indemnity or otherwise. In the event that the Holder exercises his, her or its right to require such purchase or acquisition of Warrant Shares in accordance with this Section 11.2, the Majority Stockholders shall collectively be entitled to sell, assign and transfer to the Purchaser the number of shares of capital stock held by them equal to the difference between (a) the number of shares of capital stock proposed to be transferred to the

Purchaser pursuant to such Transfer of Control and (b) the aggregate number of Warrant Shares to be sold, transferred or assigned to the Purchaser as required by this Section 11.2.

SECTION 12. SET-OFF

       (a) In the event that an indemnification obligation related to Purchaser Losses (as defined in the Asset Purchase Agreement dated May 30, 1997 by and among the Company and HiFi Buys (the "Purchase Agreement")), shall become due and payable pursuant to the terms of the Purchase Agreement, the Holder hereby consents that the Company shall have the right, by written notice to the Holder, to reduce the number of Warrant Shares issuable upon exercise or conversion hereof by that number of Warrant Shares equal to the amount of such indemnification claim payable, divided by the Fair Market Value Per Share of the Warrant. Such set-off shall be asserted by the Company against the Holders pro-rata based upon the number of Warrant Shares issued to such Holder.

       (b) ESCROW UPON EXERCISE. If any Holder shall exercise or convert this Warrant after delivery of a notice of an indemnification claim by the Company, the Holder shall pay to an escrow agent (which escrow agent shall be mutually agreeable to the Company and such Holder) an amount equal to the lesser of (x) the number of Warrant Shares for which the Warrant is being exercised or converted, multiplied by the Fair Market Value Per Share of the Warrant and (y) the amount of the indemnification claim, as determined in the good faith judgment of the Board of Directors. On final judgment or settlement related to the amount payable with respect to such indemnification claim, the escrow agent shall pay any amounts due with respect to such claim to the Company; or if no amount is due with respect to such claim, the amount so deposited shall be promptly paid to such Holder. In addition, in the event that the indemnification amount, upon final judgment or settlement of such claim, is less than the amount so deposited, then upon such final judgment or settlement the escrow agent shall promptly return such excess amount to Holder.

SECTION 13. SURVIVAL.

       The provisions of Sections 4 and 8 shall survive the termination or expiration of this Warrant and shall continue to be effective with respect to Warrant Shares.

SECTION 14. MISCELLANEOUS.

       This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

       IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Clerk or Assistant Clerk.


Dated as of May 30, 1997

(Corporate Seal)


Attest:                                   NEW ENGLAND AUDIO CO., INC.



                                          By: /s/ Jeffrey S. Stone
------------------------------                --------------------------------
Clerk/Assistant Clerk                         Name: Jeffrey S. Stone
                                              Title: President




                                          HIFI BUYS INCORPORATED



                                          By: /s/ Jeffrey Snow
                                              --------------------------------
                                              Name: Jeffrey Snow
                                              Title: President

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                        (To be signed only on exercise of
                              Common Stock Warrant)



TO: NEW ENGLAND AUDIO CO., INC.

     The undersigned, the holder of the within Common Stock Warrant, hereby irrevocably elects to exercise this Common Stock Warrant for, and to receive thereunder ____*______ shares of Common Stock of NEW ENGLAND AUDIO CO., INC. (the "Company"), and requests that the certificates for such shares be issued in the name of the undersigned, and delivered to ______________________________ whose address is_______________________________________________________________


Dated:
                                          _____________________________________
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant)


                                          _____________________________________
                                          (Address)

----------

       * Insert here the number of shares of Common Stock as to which the Warrant is being exercised.

                                    EXHIBIT B

                          FORM OF NOTICE OF CONVERSION

                   (To be executed upon conversion of Warrant)

       The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant delivered herewith, to convert Warrants represented thereby into ________________ Warrant Shares* in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________whose address is _________________________and that such certificate be delivered to
_________________________________________ whose address is
______________________. If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of _____________________________ whose address is
_______________________________and that such Warrant be delivered to
___________________________ address is __________________________________.




Signature:


_________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant.)



Date:______________________




*    Consisting of: ______ shares of Common Stock

                                                                      Schedule I
                                                                      ----------

                      NEW ENGLAND AUDIO CO., INC.
                         CAPITALIZATION TABLE
                  (fully diluted as of May 30, 1997)

--------------------------------------------------------------------------------------------------
               Name                                      Number of       Percentage       Exercise
                                                       Common Shares      Ownership         Price
                                                         Issuable            Upon
                                                     Upon Exercise or    Exercise or
                                                        Conversion        Conversion
--------------------------------------------------------------------------------------------------
Subordinated Debt Warrants:
--------------------------------------------------------------------------------------------------
     Exeter Venture Lenders, L.P.                         319,900            4.0%          $  .01
--------------------------------------------------------------------------------------------------
     PNC Capital Corp.                                    319,900            4.0%          $  .01
--------------------------------------------------------------------------------------------------
     Seacoast Capital                                     319,900            4.0%          $  .01
--------------------------------------------------------------------------------------------------
Series A Preferred Stock                                2,591,660           32.4%             N/A
--------------------------------------------------------------------------------------------------
Series B Preferred Stock:
--------------------------------------------------------------------------------------------------
     Weston Presidio Offshore Capital C.V.                141,509            1.8%             N/A
--------------------------------------------------------------------------------------------------
     Natio Vie Developpement II, FCPR                     116,572            1.5%             N/A
--------------------------------------------------------------------------------------------------
     BNP Venture Holding Corp.                            116,572            1.5%             N/A
--------------------------------------------------------------------------------------------------
     Advent Direct Investment Limited Partnership         141,509            1.8%             N/A
--------------------------------------------------------------------------------------------------
     Matthew Bronfman                                         821            0.0%             N/A
--------------------------------------------------------------------------------------------------
     Harriet C. Bloomberg                                   2,963            0.0%             N/A
--------------------------------------------------------------------------------------------------
     Jeffrey Bloomberg                                     41,605            0.5%             N/A
--------------------------------------------------------------------------------------------------
     Carolyn Bloomberg                                      4,485            0.1%             N/A
--------------------------------------------------------------------------------------------------
     Exeter Venture Lenders, L.P.                         188,680            2.4%             N/A
--------------------------------------------------------------------------------------------------
     BancBoston Investments Inc.                          188,680            2.4%             N/A
--------------------------------------------------------------------------------------------------
     PNC Capital Corp                                     377,359            4.7%             N/A
--------------------------------------------------------------------------------------------------
Common Stock                                            1,610,170            20.1%            N/A
--------------------------------------------------------------------------------------------------
Option A                                                  517,676            6.5%          $  .40(1)
--------------------------------------------------------------------------------------------------
Option B                                                  274,619            3.4%          $4.237(2)
--------------------------------------------------------------------------------------------------
Option C                                                  164,000            2.0%          $ 1.00
--------------------------------------------------------------------------------------------------
New Options                                               342,000            4.3%          $     (3)
--------------------------------------------------------------------------------------------------
Warrants                                                   56,604            0.7%          $ 5.30
--------------------------------------------------------------------------------------------------
HiFi Buys Warrant                                         160,000            0.2%          $ 5.30
--------------------------------------------------------------------------------------------------
                              TOTAL                     7,997,184            100%
--------------------------------------------------------------------------------------------------




(1)   Except one holder of options exercisable at $.44.
(2)    Except one holder of options exercisable at 4.6607.
(3) New option shares for issuance upon exercise of options to be granted by the Company.





                                      -1-